Exhibit 99.3

2013
Fourth Quarter/Full Year
Earnings Supplement

The enclosed summary should be read in conjunction with the text and statistical tables included in American Express Company’s (the “Company” or “AXP”) Fourth Quarter 2013 Earnings Release.

This presentation contains certain forward-looking statements that are subject to risks and uncertainties and speak only as of the date on which they are made.  Important factors that could cause actual results to differ materially from these forward-looking statements, including the Company’s financial and other goals, are set forth on pages 20-22 of this Supplement, in the Company’s 2012 Annual Report to Shareholders, in its 2012 Annual Report on Form 10-K, in its Quarterly Report on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013 and in other reports on file with the Securities and Exchange Commission. In addition, certain calculations included within this supplement constitute non-GAAP financial measures and may differ from the calculations of similarly titled measures by other companies.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2013 OVERVIEW

FINANCIAL RESULTS
•	The Company reported $1,308MM of net income in Q4’13, compared to $637MM in Q4’12. This resulted in diluted EPS attributable to common shareholders of $1.21 per share compared to $0.56 a year ago.

•
Adjusting for the $400MM restructuring charge ($287MM after-tax), $342MM expense ($212MM after-tax) reflecting enhancements to the estimation process for future redemptions of Membership Rewards (“MR”) points by U.S. Card Members and $153MM ($95MM after-tax) of Card Member reimbursements in Q4’12, as well as $66MM  ($41MM after-tax) in merchant litigation settlement expenses incurred in Q4’13, adjusted diluted EPS attributable to common shareholders was $1.25 per share compared to $1.09 a year ago.1

•	Total revenues net of interest expense increased 5% on a reported basis and 6% on an FX adjusted basis2, a non-GAAP measure, in Q4’13.

•	Q4’13 return on average equity (“ROE”) was 27.8%.

BUSINESS METRICS
•	Worldwide billed business of $254.0B increased 8% on a reported basis and 9% on an FX adjusted basis2 compared with the fourth quarter of 2012.

•	Worldwide Card Member loan balances of $67.2B increased 3% from $65.2B a year ago, reflecting higher Card Member spending levels, partially offset by an increase in paydown rates.

•
Worldwide credit performance continued to improve, with write-off rates reaching historical lows.  The Company’s fourth quarter worldwide net lending write-off rate3 was 1.6%, as compared to 1.7% in Q3’13 and 2.0% in Q4’12.

				Percentage
	Quarters Ended		Percentage	Inc
	December 31,		Inc	FX Adjusted2
	2013	2012
Card billed business4 (billions):
United States	$169.1	$155.5	9%
Outside the United States	84.9	80.0	6	11%
Total	$254.0	$235.5	8	9
Total cards-in-force (millions):
United States	53.1	52.0	2
Outside the United States	54.1	50.4	7
Total	107.2	102.4	5
Basic cards-in-force (millions):
United States	41.1	40.3	2
Outside the United States	44.0	40.5	9
Total	85.1	80.8	5
Average basic Card Member spending5 (dollars):
United States	$4,507	$4,281	5
Outside the United States	$3,729	$3,683	1	5
Total	$4,292	$4,113	4	5

1
Adjusted earnings per share attributable to common shareholders is a non-GAAP measure. Management believes adjusted earnings per share is a useful metric to evaluate the ongoing operating performance of the Company. See Annex 1 for a reconciliation to earnings per share on a GAAP basis. An international MR estimation process enhancement expense, reengineering costs and Card Member reimbursements were not excluded from Q4’13 adjusted earnings per share.

2
As reported in this Earnings Supplement, FX adjusted information assumes a constant exchange rate between the periods being compared for purposes of currency translation into U.S. dollars (e.g., assumes the foreign exchange rates used to determine results for the three months ended December 31, 2013 apply to the period(s) against which such results are being compared).  The Company believes the presentation of information on an FX adjusted basis is helpful to investors by making it easier to compare the Company's performance in one period to that of another period without the variability caused by fluctuations in currency exchange rates.

3	Rate reflects principal losses only. Net write-off rates including interest and/or fees are included in the Company’s Fourth Quarter 2013 Earnings Releases, Selected Statistical tables.
4	For additional information about discount rate calculations and billed business, please refer to the Company’s Fourth Quarter 2013 Earnings Releases, Selected Statistical tables.
5	Proprietary card activity only.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2013 OVERVIEW
Additional Billed Business Statistics:

	Percentage Inc/(Dec)	Percentage Inc FX Adjusted6
Worldwide7
Total Billed Business	8%	9%
Proprietary billed business	7	8
GNS billed business8	12	16
Airline-related volume (8% of worldwide billed business)	5	6
U.S. 7
Billed Business	9
Proprietary consumer card billed business9	7
Proprietary small business billed business9	12
Proprietary corporate services billed business10	10
T&E-related volume (23% of U.S. billed business)	8
Non-T&E-related volume (77% of U.S. billed business)	9
Airline-related volume (7% of U.S. billed business)	7
Outside the U.S.7
Billed Business	6	11
Japan, Asia Pacific & Australia (“JAPA”) billed business	6	15
Latin America & Canada (“LACC”) billed business	5	11
Europe, Middle East & Africa (“EMEA”) billed business	9	6
Proprietary consumer and small business billed business11	2	7
JAPA billed business	(5)	7
LACC billed business	3	8
EMEA billed business	10	6
Proprietary corporate services billed business10	3	5

6	See Note 2, page 1.
7	Captions not designated as “proprietary” or “GNS” include both proprietary and Global Network Services (“GNS”) data.
8	Included in Global Network and Merchant Services (“GNMS”).
9	Included in U.S. Card Services (“USCS”).
10	Included in Global Commercial Services (“GCS”).
11	Included in International Card Services (“ICS”).

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2013 OVERVIEW

Consolidated Statements of Income

(Preliminary)	Quarters Ended		Percentage Inc/(Dec)
(Millions, except percentages and per share amounts)	December 31,
	2013	2012
Revenues
Non-interest revenues
Discount revenue	$4,869	$4,575	6%
Net card fees	673	648	4
Travel commissions and fees	491	503	(2)
Other commissions and fees	626	578	8
Other	569	644	(12)
Total non-interest revenues	7,228	6,948	4
Net interest income	1,319	1,193	11
Total revenues net of interest expense	8,547	8,141	5
Provisions for losses
Charge card	199	211	(6)
Card Member loans	308	396	(22)
Other	21	31	(32)
Total provisions for losses	528	638	(17)
Total revenues net of interest expense after provisions for losses	8,019	7,503	7

Expenses
Marketing and promotion	809	722	12
Card Member rewards	1,717	1,857	(8)
Card Member services	188	197	(5)
Salaries and employee benefits	1,489	1,910	(22)
Professional services	830	871	(5)
Occupancy and equipment	510	486	5
Communications	97	99	(2)
Other, net	399	432	(8)
Total	6,039	6,574	(8)

Pretax income	1,980	929	#
Income tax provision	672	292	#
Net Income	$1,308	$637	#

Net income attributable to common shareholders12	$1,297	$630	#

Earnings Per Common Share-Basic
Net Income attributable to common shareholders	$1.22	$0.57	#

Earnings Per Common Share-Diluted
Net Income attributable to common shareholders	$1.21	$0.56	#
Average Shares Outstanding
Basic	1,067	1,110	(4)
Diluted	1,073	1,116	(4)

# Denotes a variance of more than 100%.

12	Represents net income less earnings allocated to participating share awards of $11MM and $7MM for the three months ended December 31, 2013 and 2012, respectively.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2013 OVERVIEW

•
Discount Revenue:  Increased 6%, reflecting 8% growth in billed business volumes and a smaller contra-revenue impact from Card Member reimbursements in the current year, partially offset by a decrease in the average discount rate, faster growth in GNS billings than in overall Company billings, as well as faster growth in Corporate Card client incentives.

-
The average discount rate13 of 2.48% in Q4’13 decreased by 1 bp compared to 2.49% in Q4’12 and decreased 4 bps compared to Q3’13.  The decline in rate versus Q3’13 reflects the seasonal impact of a higher level of retail-related billed business volumes during the fourth quarter. As indicated in prior quarters, changes in the mix of spending by location and industry, volume-related pricing discounts, strategic investments, certain pricing initiatives and other factors will likely result in further erosion of the average discount rate over time.

•	Net Card Fees: Increased 4%, primarily reflecting growth in higher average card fees across ICS and USCS, and proprietary cards-in-force within USCS.

•	Travel Commissions and Fees: Decreased 2%. Worldwide travel sales increased 2%, with business travel sales increasing 4% and U.S. consumer travel sales decreasing 5%.

•	Other Commissions and Fees: Increased 8% versus the prior year, benefitting from lower Card Member reimbursements, as well as higher conversion revenue compared to Q4’12.

•
Other Revenues:  Decreased 12%, primarily driven by the sale of the Publishing business. This was partially offset by an increase in Loyalty Edge revenue from additional client signings. The gain on the sale of ICBC shares in Q4’13 was $36MM, consistent with Q4’12.

•
Net Interest Income:  Increased 11% versus Q4’12, primarily reflecting lower funding costs and a 2% increase in average Card Member loans. Worldwide net interest yield was 9.3% versus 9.1% a year ago.14

•	Charge Card Provision for Losses: Decreased 6% primarily due to a small reserve release in Q4’13 compared to a small reserve build in Q4’12.

-	Worldwide Charge Card:

	Q4’13	Q3’13	Q4’12
USCS Net write-off rate15	1.5%	1.4%	1.8%
ICS/GCS Net loss ratio as a % of charge volume	0.12%	0.11%	0.09%

USCS 30 days past due as a % of total	1.6%	1.7%	1.8%
ICS/GCS 90 days past billings as a % of total	1.0%	0.9%	0.9%

Worldwide Receivables (billions)	$44.2	$43.5	$42.8
Reserves (millions)	$386	$396	$428
% of receivables	0.9%	0.9%	1.0%

13	See Note 4, page 1.
14
See Annex 4 for the calculation of net interest yield on Card Member loans, a non-GAAP measure, and net interest income divided by average loans, a GAAP measure. The Company believes net interest yield on Card Member loans is useful to investors because it provides a measure of profitability of the Company’s Card Member loan portfolio.

15	See Note 3, page 1.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2013 OVERVIEW

•	Card Member Loan Provision for Losses: Decreased 22%, primarily reflecting lower lending write-offs and reserve releases in Q4’13 versus a small reserve increase in the prior year.

-	Worldwide Loans:

	Q4’13	Q3’13	Q4’12
Net write-off rate16	1.6%	1.7%	2.0%
30 days past due loans as a % of total	1.1%	1.1%	1.2%

Total Loans (billions)	$67.2	$63.0	$65.2
Reserves (millions)	$1,261	$1,281	$1,471
% of total loans	1.9%	2.0%	2.3%
% of past due	169%	179%	182%

•	Other Provision for Losses: Was $21MM compared to $31MM in Q4’12.

•	Marketing and Promotion Expense: Increased 12% versus a year ago, driven by higher investments in Card Member acquisition versus the prior year, primarily in the USCS segment.

•
Card Member Rewards Expense:  Decreased 8%, as the prior year included a $342MM expense related to enhancements to the estimation process for future redemptions of MR points by U.S. Card Members. Excluding this charge, adjusted Card Member Rewards expense increased 13%,17 which includes a benefit in the prior year due to a decline in the weighted average cost per point, and an increase in Q4’13 due to an enhancement to the ultimate redemption rate estimate process in our largest countries outside the U.S.

-	The Company's MR ultimate redemption rate (“URR”) for program participants remained at 94% in Q4’13.

•	Card Member Services Expense: Decreased 5%, or $9MM.

•
Salaries and Employee Benefits Expense:  Decreased 22% year-over-year, due primarily to the $369MM restructuring charge taken in Q4’12. Excluding this charge, adjusted Salaries and Benefits expense decreased 3% versus the prior year,17 reflecting some of the benefits of the restructuring plan announced in January 2013, as well as the sale of the Publishing Business.

•	Professional Services Expense: Decreased 5%, in part reflecting higher legal fees in the prior year.

•	Occupancy and Equipment Expense: Increased 5%, driven by higher software amortization.

•	Communications Expense: Was $97MM compared to $99MM in Q4’12.

•
Other, Net Expense: Despite the impact of approximately $66MM in expenses from the merchant litigation settlement, Other, Net expenses decreased 8% compared to Q4’12. This was driven by lower Card Member reimbursement costs versus the prior year, an impairment of a cost method investment in Q4’12, restructuring costs in the prior year, as well as the sale of the Publishing business.

•	Pretax Margin: Was 23.2% of total revenues net of interest expense in Q4’13 compared with 11.4% in Q4’12.

•	Effective Tax Rate: Was 33.9% in Q4’13 compared with 31.4% in Q4’12. The higher tax rate was driven in part by the geographic mix of the Company’s earnings.

16	See Note 3, page 1.
17
Adjusted Card Member Rewards expense and adjusted Salaries and Benefits expense are non-GAAP measures. Management believes adjusted Card Member Rewards expense and adjusted Salaries and Benefits expense are useful metrics to evaluate the ongoing operating performance of the Company. See Annex 1 for reconciliations to Card Member Rewards expense and Salaries and Benefits expense, respectively, on a GAAP basis. For the adjusted Card Member Rewards expense growth rate, the Q4’13 charge related to the international MR estimation process enhancement discussed above has not been excluded and Q4’12 Card Member reimbursements have not been excluded (unlike Q4’12 adjusted earnings per share shown on page 1). For the adjusted Salaries and Benefits expense growth rate, reengineering costs in Q4’13 have not been excluded.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2013 OVERVIEW

CAPITAL
•	Capital Distribution to Shareholders: During Q4’13, approximately 69% of capital generated was distributed to shareholders through the Company’s quarterly common share dividend and share repurchases.

The Company repurchased 10MM common shares at an average price of $83.84 in Q4’13 versus 18MM common shares in Q4’12. In Q1’14, the Company is expected to execute its share repurchase program, subject to market conditions and pursuant to its capital plan submitted to the Federal Reserve in January 2013, to repurchase up to $1.0B of common shares. On January 6, 2014, the Company submitted its capital plan to the Federal Reserve, which included additional share repurchases for 2014. The capital plan includes an analysis of performance and capital availability under certain adverse economic assumptions. The capital plan was submitted to the Federal Reserve pursuant to the Federal Reserve’s guidance on dividends and capital distributions. The Company expects a response from the Federal Reserve by March 31, 2014.

Shares Outstanding:

	Millions of Shares
	Q4’13	Q3’13	Q4’12
Beginning of period	1,071	1,084	1,122
Repurchase of common shares	(10)	(13)	(18)
Employee benefit plans, compensation and other	3	-	1
End of period	1,064	1,071	1,105

Capital Ratios:  As of December 31, 2013, the Company’s key consolidated capital ratios,18 as calculated under Basel I, were as follows:

($ in billions)	December 31, 2013
Risk-Based Capital
Tier 1	12.5%
Total	14.4%

Tier 1 Leverage	10.9%
Tier 1 Common Equity/Risk-Weighted Assets (“RWA”)19	12.5%
Total Shareholders' Equity	$19.5
Tangible Common Equity (“TCE”)20/RWA	12.0%

Tier 1 Capital	$16.2
Tier 1 Common Equity	$16.2
Tier 2 Capital	$2.4
Total Average Assets21	$148.6
RWA	$129.5
TCE	$15.5

On July 2, 2013, the Board of Governors of the Federal Reserve System approved a final regulatory capital rule which presents details of the new U.S. regulatory capital standards, known as Basel III.  The Company estimates that, had the new rule been fully phased in during Q4’13, the reported Tier 1 common and Tier 1 capital ratios would decline by approximately 30 basis points and the reported Tier 1 leverage ratio would decline by approximately 20 basis points, but would remain above expected regulatory thresholds, and the supplementary leverage ratio would have been approximately 9.0%.22 These ratios are calculated using the standardized approach as described in the final rule without taking into account the potential impact of the final Basel III advanced approach implementation. The Company is currently taking steps toward Basel III advanced approach implementation in the United States.

18	These ratios represent a preliminary estimate as of the date of this Earnings Supplement and may be revised in the Company’s 2013 Annual Report on Form 10-K.
19	Refer to Annex 2 for reconciliation between Tier 1 common equity, a non-GAAP measure, and total shareholders’ equity.
20
Tangible common equity, a non-GAAP measure, excludes goodwill and other intangibles of $4.0B from total shareholders’ equity of $19.5B.  The Company believes presenting the ratio of tangible common equity to risk-weighted assets is a useful measure of evaluating the strength of the Company’s capital position.

21	Presented for the purpose of calculating the Tier 1 Leverage Ratio.
22
The capital ratios are non-GAAP measures. The Company believes the presentation of the capital ratios is helpful to investors by showing the impact of Basel III. The impact of the Basel III rule will change over time based upon changes in the size and composition of the Company’s balance sheet; and the impact for the fourth quarter of 2013 is not necessarily indicative of the impact in future periods. Refer to Annex 3 for a reconciliation of capital ratios.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2013 OVERVIEW

FUNDING AND LIQUIDITY

•	Funding Activities: During Q4’13, the Company primarily funded its business through deposit-taking and the issuance of asset-backed securities.

-	Deposits: The Company held the following deposits:

($ in billions)	December 31, 2013	September 30, 2013	Change
U.S. Direct Deposits23	$25.0	$24.3	$0.7
U.S. 3rd Party CDs	6.9	8.9	(2.0)
U.S. 3rd Party Sweep Accounts	8.9	8.8	0.1
Other Deposits	0.2	0.1	0.1
Card Member Credit Balances	0.8	0.4	0.4
Total	$41.8	$42.5	$(0.7)

The total portfolio of U.S. retail Certificates of Deposit (“CDs”) issued through the direct deposit and third-party programs had a weighted average remaining maturity of 25.3 months and a weighted average rate at issuance of 1.8%.

-
Asset-Backed Securitization: On November 13, 2013, the Company issued $632MM of asset-backed securities from American Express Credit Account Master Trust (“Lending Trust”) with a maturity of five years, which included $600MM of Class A certificates at 1-month LIBOR plus 42 basis points and $32MM of Class B certificates at 1-month LIBOR plus 70 basis points. On November 13, 2013, the Company issued $500MM of Class-A asset-backed securities from the Lending Trust with a maturity of three years at 0.98%.

-
Secured Borrowing Facilities:  The Company maintains a $3.0B committed, revolving, and secured facility issued from American Express Issuance Trust II (“Charge Trust”) and a $2.0B committed, revolving, and secured facility issued from the Lending Trust. As of December 31, 2013, $3.0B was drawn on the Charge Trust facility and $2.0B was drawn on the Lending Trust facility.

-	As of December 31, 2013, the Company held $13.0B of excess cash24 versus $12.5B25 of long-term debt and CDs maturing over the next 12 months.

-
Funding Plan: The Company’s funding plan for the full year 2014 includes, among other sources, approximately $6B to $12B of unsecured term debt issuance and $3B to $9B of secured term debt issuance. The Company’s funding plans are subject to various risks and uncertainties, such as future business growth, the impact of global economic, political and other events on market capacity, demand for securities offered by the Company, regulatory changes, ability to securitize and sell receivables, and the performance of receivables previously sold in securitization transactions. Many of these risks are beyond the Company’s control.

23	Direct Deposits primarily includes the Personal Savings® direct deposit program, which consists of $24.5B from high-yield savings accounts and $0.4B from retail CDs.
24
Includes $19.5B classified as Cash and Cash Equivalents, less $0.2B Commercial Paper outstanding and $6.3B of cash available to fund day-to-day operations. The $13.0B represents cash residing in the United States.

25
Does not reflect $3.0B draw on the Charge Trust secured borrowing facility, maturing on July 15, 2016 and $2.0B draw on the Lending Trust secured borrowing facility, maturing on September 15, 2015.  The draw on the Charge Trust facility was repaid on January 15, 2014 and the draw on the Lending Trust facility is scheduled to be repaid on February 18, 2014.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2013 OVERVIEW

OTHER ITEMS OF NOTE

•
Corporate & Other: Net expense reported in Corporate & Other was $240MM in Q4’13 compared with $300MM in Q4’12. The change versus the prior year was driven primarily by the Q4’12 restructuring charge, partially offset by a higher tax expense in the current quarter.

•
Reengineering Initiatives: On January 10, 2013, the Company announced a restructuring initiative  designed to contain future operating expenses, adapt parts of the business as more customers transact online or through mobile channels, and provide the resources for additional growth initiatives in the U.S. and internationally. The Company recorded $400MM of costs ($287MM after-tax) related to this program in Q4’12. The Company did not make any significant changes to the estimated costs associated with the restructuring plan in Q4’13.

•
Merchant Litigation Settlement: In Q4’13 the Company announced that it agreed to settle two putative antitrust class actions filed by U.S. merchants that challenged specific provisions in the Company’s Card acceptance agreements. The settlement agreement, if approved, will address certain merchant concerns, while helping to ensure that American Express Card Members are treated fairly at the point of sale. It will also limit the Company’s exposure to future legal claims and ensure that any surcharge on American Express charge and credit card transactions would be no more than the surcharge charged on competing credit or charge card products. As part of the merchant settlement, the Company agreed to pay reasonable attorney fees up to a maximum total of $75MM plus up to $4MM to notify merchants of the settlement terms.  A small portion of these costs were accrued for in prior periods and the Company recorded additional operating expenses of approximately $66MM during the fourth quarter for the remainder of the cost. The settlement agreement is presently under review by the Court.  Some merchants that have cases pending against the Company have objected to the settlement and any objections or concerns will be considered by the Court as it determines whether to approve the settlement.

•
Regulatory Settlement Regarding Add-On Products: In Q4’13 the Company reached settlements with several regulatory agencies to resolve previously disclosed reviews of marketing and billing practices related to several discontinued add-on products that were previously offered to Card Members. Marketing of the products included in these settlements was discontinued more than a year ago.  Most of the Card Member remediation has already taken place and most of the costs associated with that remediation, as well as the fines, were provided for in prior periods. As previously reported, American Express continues to conduct internal reviews designed to identify issues, correct them and ensure that its products and practices meet a high standard of quality.

•
Sale of Publishing Business:  The Company closed its sale of American Express Publishing Corporation to Time Inc. on October 1, 2013. The sale of the publishing business impacted the Company’s financials in the fourth quarter and will continue to have an impact over the first three quarters of 2014. The sale depressed the growth rate of Other Revenue and impacted total revenue growth by approximately 1% during the fourth quarter. On the expense side, the sale of the publishing business depressed operating expense growth as well as marketing and promotion growth by a little more than 1% in the current quarter.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2013 OVERVIEW

EXPANDED PRODUCTS AND SERVICES

During the quarter, American Express continued to invest in growth opportunities through expanded products and services.

In our proprietary issuing and merchant businesses, the Company:

•
Continued to sign new merchants around the world to the American Express network. In Latin America, we signed OXXO, a large convenience store chain in Mexico. In the U.S., Dollywood theme park and Garden Ridge, a home furnishings and decorations store, now accept the American Express Card.  Pet Valu, a pet supply store chain with locations in the U.S. and Canada, now accepts American Express.  In Europe, we signed IKEA, the home goods retailer, in the Netherlands and Finland. In Japan, we signed Ministop, a large convenience store.

•
Continued its support for the Small Business Saturday movement for the fourth straight year, by helping to ensure that small businesses across the country and around the world got their holiday season off to a strong start as millions of consumers “shopped small” and made a big impact on local communities. Having originated in the U.S., Small Business Saturday has now spread to the U.K., Australia, Israel, Canada and South Africa.

•	Partnered with VeriFone Systems, Inc. to enable eligible Card Members to use Membership Rewards for their fare in certain NYC taxi cabs.
•
Launched a new Use Points for Charges feature available in the American Express mobile app that gives eligible Card Members the option to use MR points to pay for any eligible transaction above $1 once the charge appears on the Card Member’s statement.

In our Global Network Services (“GNS”) business, the Company:

•
Announced a partnership that will enable U.S. Bank to offer credit cards accepted on the American Express network in 2014. The new American Express-branded cards will be available online, at U.S. Bank's 3,088 branches and by phone.

•
Announced a partnership with Equity Bank in which Equity Bank will act as the exclusive issuer of American Express Card products in Kenya, Tanzania and Uganda. The new products will be introduced in Kenya in the first half of 2014, with additional cards launching in Tanzania and Uganda throughout 2014, subject to regulatory approval. As an American Express merchant acquirer, Equity Bank will support the expansion of the American Express network by developing and maintaining new merchant relationships in these three countries.

•
Supported GNS partners in launching a wide range of new products, including: the Centurion Card with Nedbank in South Africa; The Platinum Card® with DnB NOR in Norway; the American Express® Platinum Credit Card from American Express Middle East in Qatar; Vodafone Bonus American Express® from Alpha Bank in Greece; the Miles & More MUFC Card Platinum American Express® Card by Mitsubishi UFJ Nicos in Japan; the Citi PremierMiles American Express® Card in Singapore; the City Bank American Express® Platinum Credit Card by City Bank in Bangladesh; Cash Back Premium American Express® de Credomatic in Costa Rica; and the Walmart American Express® de Credomatic in Costa Rica and Guatemala.

In our Enterprise Growth Group (“EGG”) business, the Company:

•
Made Serve cardholders eligible for card-linked offers available through American Express Sync (sync.americanexpress.com). This includes promotions such as Small Business Saturday. After linking their social network account (Facebook, Foursquare, or Twitter – or all three), Serve cardholders will be able to view available offers and load these offers onto their card. All discounts are applied once a transaction is made with a participating merchant.

•
Expanded Serve availability to 22,000 retail locations (including 7-Eleven, CVS, Family Dollar, Fred’s Stores and Walgreens). Serve cardholders can reload their cards with cash at the register at more than 14,000 7-Eleven and CVS retail locations.

AMERICAN EXPRESS COMPANY
FULL YEAR 2013 OVERVIEW
SUPPLEMENTAL INFORMATION

FINANCIAL RESULTS

•	Full year 2013 diluted EPS attributable to common shareholders of $4.88 increased 25% from $3.89 last year.

•	Total revenues net of interest expense increased 4%. Total revenues net of interest expense on an FX adjusted basis, a non-GAAP measure, increased 5%.26 ROE was 27.8%.

BUSINESS METRICS

•	Worldwide billed business of $952.4B increased 7% compared with the full year 2012. Adjusted for the impact of changes in foreign exchange rates, worldwide billings grew 8%.26

•	Worldwide Card Member loan balances of $67.2B increased 3% from $65.2B a year ago, reflecting higher Card Member spending levels, partially offset by an increase in paydown rates.

•
Worldwide credit performance continued to improve, with write-off rates reaching historical lows.  The Company’s full year 2013 worldwide net lending write-off rate27 was 1.8%, an improvement from 2.1% in 2012.

	Years Ended December 31,		Percentage Inc	Percentage Inc FX Adjusted26
	2013	2012

Card billed business28 (billions):
United States	$637.0	$590.7	8%
Outside the United States	315.4	297.7	6	10%
Total	$952.4	$888.4	7	8
Average basic Card Member spending29 (dollars):
United States	$17,211	$16,425	5
Outside the United States	$14,056	$13,936	1	4
Total	$16,334	$15,720	4	5

26	See Note 2, page 1.
27	See Note 3, page 1.
28	See Note 4, page 1.
29	See Note 5, page 1.

AMERICAN EXPRESS COMPANY
FULL YEAR 2013 OVERVIEW
SUPPLEMENTAL INFORMATION

Additional Billed Business Statistics:

	Percentage Inc/(Dec)	Percentage Inc FX Adjusted30
Worldwide31
Total Billed Business	7%	8%
Proprietary billed business	6	7
GNS billed business32	12	16
Airline-related volume (9% of worldwide billed business)	3	3
U.S.31
Billed Business	8
Proprietary consumer card billed business 33	7
Proprietary small business billed business33	11
Proprietary corporate services billed business34	8
T&E-related volume (26% of U.S. billed business)	6
Non-T&E-related volume (74% of U.S. billed business)	9
Airline-related volume (8% of U.S. billed business)	4
Outside the U.S.31
Billed Business	6	10
JAPA billed business	6	13
LACC billed business	6	11
EMEA billed business	7	6
Proprietary consumer and small business billed business35	2	6
JAPA billed business	(4)	6
LACC billed business	4	7
EMEA billed business	7	6
Proprietary corporate services billed business34	2	3

30	See Note 2, page 1.
31	Captions not designated as “proprietary” or “GNS” include both proprietary and GNS data.
32	Included in GNMS.
33	Included in USCS.
34	Included in GCS.
35	Included in ICS.

AMERICAN EXPRESS COMPANY
FULL YEAR 2013 OVERVIEW
SUPPLEMENTAL INFORMATION

Statements of Income

(Preliminary)	Years Ended		Percentage
(Millions, except percentages and per share amounts)	December 31,		Inc/(Dec)
	2013	2012
Revenues
Non-interest revenues
Discount revenue	$18,695	$17,739	5%
Net card fees	2,631	2,506	5
Travel commissions and fees	1,913	1,940	(1)
Other commissions and fees	2,414	2,317	4
Other	2,274	2,425	(6)
Total non-interest revenues	27,927	26,927	4
Net interest income	5,047	4,628	9
Total revenues net of interest expense	32,974	31,555	4
Provisions for losses
Charge card	789	742	6
Card Member loans	1,229	1,149	7
Other	92	99	(7)
Total provisions for losses	2,110	1,990	6
Total revenues net of interest expense after provisions for losses	30,864	29,565	4

Expenses
Marketing and promotion	3,043	2,890	5
Card Member rewards	6,457	6,282	3
Card Member services	767	772	(1)
Salaries and employee benefits	6,191	6,597	(6)
Professional services	3,102	2,963	5
Occupancy and equipment	1,904	1,823	4
Communications	379	383	(1)
Other, net	1,133	1,404	(19)
Total	22,976	23,114	(1)

Pretax income from continuing operations	7,888	6,451	22
Income tax provision	2,529	1,969	28
Net Income	$5,359	$4,482	20

Net income attributable to common shareholders36	$5,312	$4,433	20

Earnings Per Common Share-Basic
Net Income attributable to common shareholders	$4.91	$3.91	26

Earnings Per Common Share-Diluted
Net Income attributable to common shareholders	$4.88	$3.89	25

Average Shares Outstanding
Basic	1,082	1,135	(5)
Diluted	1,089	1,141	(5)

36	Represents net income, less earnings allocated to participating share awards of $47MM and $49MM for 2013 and 2012, respectively.

AMERICAN EXPRESS COMPANY
FULL YEAR 2013 OVERVIEW
SUPPLEMENTAL INFORMATION

•
Discount Revenue:  Increased 5%, reflecting 7% growth in billed business volumes, partially offset by a decline in the average discount rate, faster growth in GNS billings than overall Company billings and increased cash rebate rewards.

-	The average discount rate37 of 2.51% in 2013 decreased by 1bp compared to 2.52% in 2012.

•	Net Card Fees: Increased 5%, reflecting an increase in proprietary cards-in-force, and higher average card fees in ICS and USCS.

•	Travel Commissions and Fees: Decreased 1%. Business travel sales remained flat, while U.S. consumer travel sales decreased 2%.

•
Other Commissions and Fees:  Increased 4% versus 2012, benefitting from lower Card Member reimbursements versus the prior year, as well as slightly higher delinquency and conversion fee revenue, and an increase in revenue from the Loyalty Partner business.

•
Other Revenues:  Decreased 6%, in part due to benefits from revised estimates of the liability for uncashed Travelers Cheques in certain international countries in the prior year. The decrease also reflected the loss of Q4’13 revenue from the Publishing business, and higher Card Member reimbursements in 2013 than in 2012. This was all partially offset by an increase in Loyalty Edge revenue from additional client signings and the larger gain on the sale of ICBC shares for the year ($145MM vs. $119MM).

•
Net Interest Income:  Increased 9% versus 2012, primarily reflecting a 12% decrease in interest expense due to lower funding costs, and a 3% increase in average Card Member loans.  Worldwide net interest yield was 9.3% in 2013 compared to 9.1% in 2012.

•	Charge Card Provision for Losses: Increased 6% due to slightly higher write-offs as well as higher receivables balances compared to the prior year.

•	Card Member Loan Provision for Losses: Increased 7%, primarily reflecting a smaller reserve release in 2013 than in 2012, partially offset by lower write-offs due to improved credit performance.

•	Other Provision for Losses: Was $92MM compared to $99MM in Q4’12.

•	Marketing and Promotion Expense: Increased 5% versus 2012. Marketing and promotion spending in 2013 represents higher investment levels, particularly in Card Member acquisition.

•
Card Member Rewards Expense:  Increased 3%. Rewards expense increased due to greater MR-related and co-brand spending volumes.  In addition, the rewards expense in both years reflected charges to increase the Company’s MR liability based on increases to the Company’s estimate for the program’s URR.  In Q4’12, the Company recorded a $342MM expense to reflect enhancements to the process that estimates future redemptions of MR points by U.S. Card Members. In Q4’13 the Company incurred a charge related to enhancements to the process that estimates future redemptions of MR points for international redemptions in our largest countries outside the U.S.

•	Card Member Services Expense: Decreased 1%.

•	Salaries and Employee Benefits Expense: Decreased 6%, primarily reflecting the restructuring charge in Q4’12, and realized benefits from the previously announced restructuring initiative.

•	Professional Services Expense: Increased 5% versus 2012, driven by investments in technology and the Enterprise Growth Group.

•	Occupancy and Equipment Expense: Increased 4%, primarily reflecting higher data processing costs.

•	Communications Expense: Decreased 1%.

37	See Note 4, page 1.

AMERICAN EXPRESS COMPANY
FULL YEAR 2013 OVERVIEW
SUPPLEMENTAL INFORMATION

•
Other, Net Expense: Decreased 19% in 2013 compared to 2012, primarily driven by costs associated with Card Member reimbursements and investment impairments in the prior year, which were partially offset by the merchant litigation settlement in Q4’13.

•	Pretax Margin: Was 23.9% of total revenues net of interest expense in 2013 compared with 20.4% in 2012.

•
Effective Tax Rate:  Was 32.1% in 2013 compared with 30.5% in 2012. The tax rates in both periods reflect the level of pretax income in relation to permanent tax benefits and geographic mix of business.

AMERICAN EXPRESS COMPANY
FULL YEAR 2013 OVERVIEW
SUPPLEMENTAL INFORMATION

CAPITAL
•	Capital Distribution to Shareholders: During 2013, approximately 81% of capital generated was distributed to shareholders through the Company’s quarterly common share dividend and share repurchases.

The Company repurchased 55MM common shares at an average price of $72.51 in 2013 versus 69MM common shares in 2012.

Shares Outstanding:

	Millions of Shares
	2013	2012
Beginning of period	1,105	1,164
Repurchase of common shares	(55)	(69)
Employee benefit plans, compensation and other	14	10
End of period	1,064	1,105

OTHER ITEMS OF NOTE

•
Corporate & Other:  Net expense reported in Corporate & Other was $900MM in 2013 compared with $831MM in 2012, driven by benefits from revised estimates of the liability for uncashed Travelers Cheques in certain international countries in the prior year and higher tax expenses in the current year. These impacts were partially offset by lower interest expense and restructuring charges in the prior year.

•
Reengineering Initiatives:  2012 net income reflected $461MM ($328MM after-tax) of net costs related to the Company’s reengineering initiatives, which included the Q4’12 restructuring charge of $400MM ($287 after-tax). The table below shows the full year after-tax impact of reengineering costs by segment for 2012 and 2013.

Full Year Impact by Segment:

($ in Millions)	2013	2012
USCS	$0	$18
ICS	1	45
GCS	(3)	135
GNMS	6	21
Corp & Other	19	109
Total	$23	$328

Supplemental Information – Tangible Common Equity and Total Adjusted Assets

During the third quarter of 2006, the Company issued $750MM of 6.80% Subordinated Debentures due 2036 (“Subordinated Debentures”), which are automatically extendable until 2066 unless certain events occur prior to that date. In connection with the Subordinated Debentures, the Company has undertaken to disclose on a quarterly basis the amount of its “tangible common equity” and “total adjusted assets”, as defined in the Subordinated Debentures. The Company’s consolidated “tangible common equity” amount as of the end of any fiscal quarter means total shareholders’ equity, excluding preferred stock, of the Company as reflected on its consolidated balance sheet prepared in accordance with GAAP as of such fiscal quarter end minus (i) intangible assets and goodwill and (ii) deferred acquisition costs, as determined in accordance with GAAP and reflected in such consolidated balance sheet. The Company’s “total adjusted assets” as of the end of any fiscal quarter is calculated as the sum of (i) total consolidated assets as reflected on the Company’s balance sheet minus (ii) non-securitized Card Member loan receivables (without deduction for reserves), which are set forth on the Company’s balance sheet, plus (iii) managed (i.e., securitized and non-securitized) worldwide Card Member loan receivables as reported by the Company for such fiscal quarter.  Upon the adoption of new GAAP effective  January 1, 2010, the Company’s “total consolidated assets” as reflected on the Company’s balance sheet now are the same amount as would be calculated as “total adjusted assets” as defined in the Subordinated Debentures before the change in GAAP.  As of December 31, 2013, the Company’s “tangible common equity”, a non-GAAP measure, was $15B and the consolidated total assets as reflected on the Company’s balance sheet were $153B.

AMERICAN EXPRESS COMPANY
FULL YEAR 2013 OVERVIEW
ANNEX 1

EPS Reconciliation
($ in millions, except per share amounts)	Quarter Ended December 31,

2012 Diluted EPS:
Reported Net income attributable to common shareholders	$0.56
Q4'12 Restructuring Charges	$0.26
Q4’12 U.S. MR Estimation Process Enhancement Expense	$0.19
Q4’12 Card Member Reimbursements	$0.08
Adjusted Net income attributable to common shareholders per common share-diluted(A)	$1.09

2013 Diluted EPS:
Reported Net income attributable to common shareholders	$1.21
Q4'13 Merchant Litigation Settlement Charges	$0.04
Adjusted Net income attributable to common shareholders per common share-diluted (A)	$1.25

(A) Adjusted diluted EPS attributable to common shareholders is a non-GAAP measure. Management believes adjusted diluted EPS attributable to common shareholders is a useful metric to evaluate the ongoing operating performance of the Company. An international MR estimation process enhancement expense, reengineering costs and Card Member reimbursements were not excluded from Q4’13 adjusted diluted EPS.

Adjusted Card Member Rewards Expense:

	Quarter Ended December 31,
	2013	2012
Reported Card Member rewards expense	$1,717	$1,857
Q4’12 U.S. MR Estimation Process Enhancement		(342)
Adjusted Card Member rewards expense (A)	$1,717	$1,515
Reported Q4’13 Card Member rewards expense growth versus prior year	(8)%
Adjusted Q4’13 Card Member rewards expense growth versus prior year (A)	13%

(A) Adjusted Card Member Rewards expense and the adjusted growth rate are non-GAAP measures. Management believes adjusted Card Member Rewards expense and the adjusted growth rate are useful metrics to evaluate the ongoing operating performance of the Company. The Q4’13 charge related to the international MR estimation process enhancement has not been excluded and Q4’12 Card Member reimbursements have not been excluded (unlike Q4’12 adjusted earnings per share shown above).

Adjusted Salaries and Benefits Expense:

	Quarter Ended December 31,
	2013	2012
Reported Salaries and Benefits expense	$1,489	$1,910
Q4’12 Restructuring charge		(369)
Adjusted Salaries and Benefits expense (A)	$1,489	$1,541
Reported Q4’13 Salaries and Benefits expense growth versus prior year	(22)%
Adjusted Q4’13 Salaries and Benefits expense growth versus prior year (A)	(3)%

(A) Adjusted Salaries and Benefits expense and the adjusted growth rate are non-GAAP measures. Management believes adjusted Salaries and Benefits expense and the adjusted growth rate are useful metrics to evaluate the ongoing operating performance of the Company. Reengineering costs in Q4’13 have not been excluded.

AMERICAN EXPRESS COMPANY
FULL YEAR 2013 OVERVIEW
ANNEX 2

The Tier 1 Common Risk-Based Capital Ratio is calculated as Tier 1 Common Equity, a non-GAAP measure, divided by Risk-weighted assets. Tier 1 Common Equity is calculated by reference to Total Shareholders' Equity as shown below:

Tier 1 Common Equity Reconciliation as of December 31, 2013
($ in Millions)

Total Shareholders' Equity	$19,496
Effect of certain items in accumulated other comprehensive income/(loss) excluded from Tier 1 common equity	336
Less:
Ineligible goodwill and intangible assets	(3,474)
Ineligible deferred tax assets	(192)
Tier 1 Common Equity	$16,166

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2013 OVERVIEW
ANNEX 3

The following table presents a comparison of the Company's Tier 1 and Tier 1 common risk-based capital under Basel I rules to its estimated Tier 1 and Tier 1 common risk-based capital under Basel III rules, for purposes of calculating the estimated Tier 1 and Tier 1 common capital ratios and the supplementary leverage ratio.

(Billions, except ratios)	Tier 1/Tier 1 Common
Risk-Based Capital under Basel I	$16.2

Adjustments related to:
AOCI for available for sale securities	0.1
Pension and other post-retirement benefit costs	(0.4)

Other	0.0
Estimated Risk-Based Capital under Basel III(a)	$15.9

Risk-Weighted Assets under Basel I	$129.5

Estimated Risk-Weighted Assets under Basel III(a)(b)	$130.5

Estimated Tier 1 ratio under Basel III rules(a)(c)	12.2%

Estimated Tier 1 common ratio under Basel III rules(a)(d)	12.2%

Total Assets	$153.4

Estimated Total Assets for Leverage Capital Purposes(a)(e)	$176.3

Estimated Supplementary Leverage Ratio under Basel III(a)(f)	9.0%

(a)
Estimated Basel III Tier 1 capital, Tier 1 common equity, risk-weighted assets and total assets for leverage capital purposes reflect the Company’s current interpretation of the Basel III rules using the standardized approach.  The estimated Basel III amounts could change in the future as the U.S. regulatory agencies implement Basel III or if the Company’s business changes.

(b)
Differences in the calculation of risk-weighted assets between Basel I and Basel III include adjustments relating to the impact of the incremental risk weighting applied to deferred tax assets and significant investments in unconsolidated financial institutions, as well as exposures to past due accounts, equities and sovereigns.

(c)	The Basel III Tier 1 risk-based capital ratio is calculated as adjusted Tier 1 capital divided by adjusted risk-weighted assets.
(d)	The Basel III Tier 1 common risk-based capital ratio is calculated as adjusted Tier 1 common equity divided by adjusted risk-weighted assets.
(e)
Estimated total assets for leverage capital purposes includes adjustments for Tier 1 capital deductions, off-balance sheet derivatives, undrawn unconditionally cancellable commitments and other  off-balance sheet liabilities.

(f)	The Basel III supplementary leverage ratio is calculated by dividing Basel III Tier 1 capital by the Company’s estimated total assets for leverage capital purposes under Basel III.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2013 OVERVIEW
ANNEX 4

Calculation of Net Interest Yield on Card Member Loans
	Three Months Ended
	December 31,
(Millions, except percentages and where indicated)	2013	2012
Net interest income	$1,319	$1,193
Exclude:
Interest expense not attributable to the Company's Card Member loan portfolio	279	324
Interest income not attributable to the Company's Card Member loan portfolio	(91)	(91)
Adjusted net interest income(a)	$1,507	$1,426
Average loans (billions)	$64.4	$62.9
Exclude:
Unamortized deferred card fees, net of direct acquisition costs of Card Member loans, and other (billions)	(0.2)	(0.2)
Adjusted average loans (billions)(b)	$64.2	$62.7
Net interest income divided by average loans(c)	8.1%	7.5%
Net interest yield on Card Member loans(d)	9.3%	9.1%

(a)  Adjusted net interest income, a non-GAAP measure, represents net interest income allocated to the Company's Card Member loan portfolio excluding the impact of interest expense and interest income not attributable to the Company's Card Member loan portfolio. The Company believes adjusted net interest income is useful to investors because it is a component of net interest yield on Card Member loans.

(b)  Adjusted average loans, a non-GAAP measure, represents average Card Member loans excluding the impact of deferred card fees, net of deferred direct acquisition costs of Card Member loans, and other. The Company believes adjusted average loans is useful to investors because it is a component of net interest yield on Card Member loans.

(c)  This calculation includes elements of total interest income and total interest expense that are not attributable to the Card Member loan portfolio, and thus is not representative of net interest yield on Card Member loans. The calculation includes interest income and interest expense attributable to investment securities and other interest-bearing deposits as well as to Card Member loans, and interest expense attributable to other activities, including Card Member receivables.

(d)  Net interest yield on Card Member loans, a non-GAAP measure, is computed by dividing adjusted net interest income by adjusted average loans, computed on an annualized basis.  The calculation of net interest yield on Card Member loans includes interest that is deemed uncollectible. For all presentations of net interest yield on Card Member loans, reserves and net write-offs related to uncollectible interest are recorded through provisions for losses - Card Member loans; therefore, such reserves and net write-offs are not included in the net interest yield calculation. The Company believes net interest yield on Card Member loans is useful to investors because it provides a measure of profitability of the Company's Card Member loan portfolio.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This supplement includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties.  The forward-looking statements, which address the Company’s expected business and financial performance, among other matters, contain words such as “believe,” “expect,” “estimate,” “anticipate,” “optimistic,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” and similar expressions.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.  The Company undertakes no obligation to update or revise any forward-looking statements.  Factors that could cause actual results to differ materially from these forward-looking statements, include, but are not limited to, the following:

•
the ability to hold annual operating expense growth to less than 3 percent during 2014, which will depend in part on unanticipated increases in significant categories of operating expenses, such as consulting or professional fees, compliance or regulatory-related costs and technology costs, the payment of monetary damages and penalties, disgorgement and restitution, the Company’s decision to increase or decrease discretionary operating expenses depending on overall business performance, the Company’s ability to achieve the expected benefits of the Company’s reengineering plans, which will be impacted by, among other things, the factors identified in the second bullet below, the Company’s ability to balance expense control and investments in the business, the impact of changes in foreign currency exchange rates on costs and results, the impact of accounting changes and reclassifications, and the level of acquisition activity and related expenses;

•
the actual amount to be spent by the Company on investments in the business, including on marketing, promotion, rewards and Card Member services and certain operating expenses and in such areas as affluent consumers, small businesses, business-to-business payments, merchant coverage, international growth, prepaid and online/mobile commerce, as well as the actual amount of any potential gain arising from the proposed Global Business Travel joint venture transaction the Company decides to invest in growth initiatives, which will be based in part on management’s assessment of competitive opportunities and the Company’s performance, and the ability to control operating, infrastructure, advertising, promotion and rewards expenses as business expands or changes, including the changing behavior of Card Members;

•
the possibility of not achieving the expected timing and financial impact of the Company’s reengineering plans, which could be caused by factors such as the Company’s inability to mitigate the operational and other risks posed by planned staff reductions, the Company’s inability to develop and implement technology resources to realize cost savings, underestimating hiring needs related to some of the job positions being eliminated and other employee needs not currently anticipated, lower than expected attrition rates and higher than expected redeployment rates;

•
the ability of the Company to meet its on-average and over-time growth targets for revenues net of interest expense, earnings per share and return on average equity, which will depend on factors such as the Company’s success in implementing its strategies and business initiatives including growing the Company’s share of overall spending, increasing merchant coverage, enhancing its pre-paid offerings, expanding the Global Network Services business and controlling expenses, and on factors outside management’s control including the willingness of Card Members to sustain spending, the effectiveness of marketing and loyalty programs, regulatory and market pressures on pricing, credit trends, currency and interest rate fluctuations, and changes in general economic conditions, such as GDP growth, consumer confidence, unemployment and the housing market;

•
the ability of the Company to meet its on-average and over-time objective to return 50 percent of capital generated to shareholders through dividends and share repurchases, which will depend on factors such as approval of the Company’s capital plans by its regulators, the amount the Company spends on acquisitions, the Company’s results of operations and capital needs in any given period, and the amount of shares issued by the Company to employees upon the exercise of options;

•
uncertainties associated with creation of a joint venture for the Company’s Global Business Travel division, including events impacting the likelihood and timing of the creation of the joint venture, execution of transaction documentation and completion of the transaction, such as continued negotiations, ongoing diligence, board and regulatory approvals and consultation requirements; the ability of the potential investors to fund their investment in the joint venture; uncertainty relating to the timing and magnitude of the recognition of a gain by American Express as a result of the transaction, such as the amount of the funds ultimately raised by the joint venture and when assets are transferred to the joint venture; the underlying assumptions related to the transaction proving to be inaccurate or unrealized, such as the ability of the transaction to accelerate the transformation and growth of the corporate travel business and the ability to realize strategic linkages between the business operations of the joint venture and American Express following the transaction, including the acceleration of growth in the corporate payments business; and the joint venture’s ability to successfully create additional investment capacity and enhance the suite of products and services available upon consummation of the transaction;

•
uncertainty relating to the outcomes and costs associated with the two putative merchant class actions, including the success or failure of the settlement agreement, such as objections to the settlement agreement by plaintiffs and other parties and uncertainty and timing related to the approval of the settlement agreement by the Court, which can be impacted by appeals;

•
the impact of final laws and regulations, if any, arising from the European Commission’s legislative proposals covering a range of issues affecting the payments industry, which will depend on various factors, including, but not limited to, the issues presented and decisions made in the European legislative and regulatory processes addressing the proposed regulation of interchange fees and other practices related to card-based payment transactions, the amount of time these processes take to reach completion, and the actual pricing and other requirements ultimately adopted in the final laws and regulations in the European Union and its member states;

•
the ability of the Company to generate $3 billion in fee revenue by the end of 2014, which will depend on the Company's success in implementing its strategy to increase fee revenue through growing new business initiatives, such as Serve, Bluebird and Loyalty Partner, expanding its existing fee-based businesses and acquiring companies with complementary businesses and capabilities;

•
the ability of the Company to continue to enhance and expand its prepaid card offerings, including Serve and Bluebird, which will depend in part on the amount the Company invests in such offerings, the ability of the Company to innovate and introduce new features, competition with other providers of consumer products for placement and promotion of products in stores and the degree of interest of customers and distributors in the value proposition offered by such features and products;

•
the ability of the Company to execute its strategy with respect to Loyalty Partner, which will depend in part on the Company’s success in continuing to attract new customers and partners, obtaining necessary licenses and regulatory approvals to operate in new countries, improving the value to merchants and collectors and innovating new features that are attractive to merchants and collectors;

•
the ability of the Company to maintain and expand its presence in the digital payments space, including online and mobile channels, which will depend on the Company’s success in evolving its business models and processes for the digital environment, building partnerships and executing programs with companies, and utilizing digital capabilities that can be leveraged for future growth;

•
changes affecting the Company’s ability or desire to execute its share repurchase program, including repurchasing up to $1.0 billion of common shares in the first quarter of 2014, such as actions by bank regulatory agencies, acquisitions, results of operations, capital needs and the amount of shares issued by the Company to employees upon the exercise of options, among other factors, which will significantly impact the potential decrease in the Company’s capital ratios;

•
the Company’s funding plan for the full year 2014 being implemented in a manner inconsistent with current expectations, which will depend on various factors such as future business growth, the impact of global economic, political and other events on market capacity, demand for securities offered by the Company, regulatory changes, ability to securitize and sell receivables and the performance of receivables previously sold in securitization transactions; and

•
factors beyond the Company’s control such as changes in global economic and business conditions, including consumer and business spending, the availability and cost of capital, unemployment and political conditions, fire, power loss, disruptions in telecommunications, severe weather conditions, natural disasters, terrorism, cyber attacks or fraud, which could significantly affect spending on American Express cards, delinquency rates, loan balances and travel-related spending or disrupt the Company’s global network systems and ability to process transactions.

A further description of these uncertainties and other risks can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2013 and the Company’s other reports filed with the Securities and Exchange Commission.